VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of December 31, 2000, among Valhi, Inc., a Delaware corporation ("Valhi"), Tremont Holdings, LLC, a Delaware limited liability company ("TRE Holdings" and together with Valhi, the "Stockholders"), and Tremont Group, Inc., a Delaware corporation ("TGI"). Unless otherwise provided in this Agreement, certain capitalized terms used herein are defined in Section 8.

                                    Recitals

         The parties hereto desire to enter into this Agreement to establish a mechanism to elect as a director of TGI one person designated in writing by TRE Holdings.

                                    Agreement

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows.

         Section 1. Voting for Directorship. Valhi agrees to vote all of its TGI Shares, and will take all other necessary or desirable actions within its control, to elect as a director of TGI one person designated in writing by TRE Holdings. The parties agree that the initial person designated by TRE Holdings to be elected a director of TGI is J. Landis Martin. If in the future more than one person holds TRE Holdings' TGI Shares, such persons must jointly agree on one designee that they desire to have Valhi elect as a director of TGI and notify Valhi in writing of such designee before Valhi is obligated to elect such designee under this section.

         Section 2. Size of Board of Directors; Governing Instruments. The Stockholders hereby agree (a) that the board of directors shall be comprised of five (5) persons as directors, and each Stockholder shall take or cause to be taken all action to require that the certificate of incorporation and bylaws of TGI shall so provide and (b) to ensure at all times that the certificate of incorporation and bylaws of TGI are not at any time inconsistent with the provisions of this Agreement.

         Section 3. Impairment. Valhi agrees that it will not vote or otherwise consent or take action with respect to its TGI Shares to amend TGI's certificate of incorporation or bylaws in a manner that would affect the voting rights of TGI's stockholders.

         Section 4. Transfer of Shares. Valhi agrees that the agreement relating to the voting of its TGI Shares evidenced by this Agreement shall encumber such shares, and that any permitted successor, assignee, or transferee shall take such shares subject to this Agreement. In addition, each party agrees to cause any permitted successor, assignee, or transferee of such party to become a party to this Agreement.

         Section 5. Term. Unless earlier terminated by agreement of the parties, this Agreement shall remain in effect for as long as TRE Holdings or its permitted successors, assigns and transferees hold TGI Shares.

         Section 6. Legend. Each certificate evidencing Valhi's TGI Shares and each certificate issued in exchange for or upon the transfer of such TGI Shares (if such shares remain subject to the terms of this Agreement after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT ("AGREEMENT") DATED AS OF DECEMBER 31, 2000 AMONG THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE ISSUER'S SECURITY HOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

The legend set forth above shall be removed from the certificates evidencing TGI Shares that cease to be subject to the terms of this Agreement or the termination of this Agreement.

         Section 7. Specific Performance. Valhi agrees that the remedy at law for any breach by it of this Agreement will be inadequate and that, in addition to any other remedies TRE Holdings might have, TRE Holdings shall be entitled, without the necessity of proving actual damages, to specific performance and injunctive relief to prevent the breach of any provisions of this Agreement.

         Section 8.  Definitions.

                  "Common Stock" means TGI's common stock, par value $0.01 per share.

                  "Stockholder" means any stockholder of TGI who is subject to the terms of this Agreement.

                  "TGI Shares" means any Common Stock and any other voting securities of TGI purchased or otherwise acquired by any Stockholder. As to any particular shares constituting TGI Shares, such shares will cease to be subject to this Agreement if and when they have been repurchased by TGI.

         Section 9.  Miscellaneous.

                  (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against a Stockholder, unless such modification, amendment or waiver is approved in writing by such Stockholder. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c)  Entire  Agreement.  This  Agreement  contains  the entire understanding  among  the  parties  with  respect  to the  transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by TGI and its successors and assigns, and the Stockholders and any subsequent holders of TGI Shares, and the respective successors and assigns of each of them, so long as they hold TGI Shares.

                  (e)   Counterparts.   This   Agreement   may  be  executed  in
         counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Notice. All notices and other communications that are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by confirmed telecopy or upon receipt after dispatch by overnight courier or by certified or registered mail, postage prepaid, to the party to whom the notice is given. Notices shall be given to the address for the respective party appearing under the party's signature to this Agreement or to such other address as such party may designate by giving notice of such change of address to the other parties to this Agreement.

                  (g) Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

                  (h) Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

         The parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                TREMONT GROUP, INC.




                                By: --------------------------------------------
                                    Steven L. Watson, President

                                    Address:    Three Lincoln Centre
                                                5430 LBJ Freeway, Suite 1700
                                                Dallas, Texas   75240-2697
                                                FAX:  972.448.1445
                                                Attention:  General Counsel

                                VALHI, INC.




                                By: --------------------------------------------
                                    Steven L. Watson, President

                                    Address:    Three Lincoln Centre
                                                5430 LBJ Freeway, Suite 1700
                                                Dallas, Texas   75240-2697
                                                FAX:  972.448.1445
                                                Attention:  General Counsel


                               TREMONT HOLDINGS, LLC




                               By: ---------------------------------------------
                                   Robert D. Hardy, Vice President

                                   Address:    Two Greenspoint Plaza
                                               16825 Northchase Drive
                                               Suite 1200
                                               Houston, Texas   77060-2544
                                               FAX:  281.423.3333
                                               Attention:  General Counsel